UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2014

California Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Blvd. Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Supplemental Savings Plan

The California Resources Corporation Supplemental Savings Plan (the “SSP”) was approved and adopted by CRC Services, LLC (“CRC Services”), a subsidiary of California Resources Corporation (“CRC”), effective as of January 1, 2015.  The SSP is a non-qualified deferred compensation plan which provides additional retirement benefits to eligible employees.  Annual allocations for each participant are generally intended to restore the amounts that would have been contributed to CRC Services’ qualified defined contribution plan but for certain tax law limitations, and certain employer allocations are subject to a vesting schedule that requires the completion of three years of service. Vested account balances will be payable following separation from service.

Interest on SSP account balances will be allocated monthly to each participant’s account. The amount of interest earnings will be calculated using a daily rate equal to the sum of (i) the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency from the prior month divided by 365 and (ii) 0.167% divided by the number of days in the applicable month.  Each of CRC’s named executive officers will be eligible to participate in the SSP.

A copy of the SSP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Deferred Compensation Plan

The California Resources Corporation Deferred Compensation Plan (the “DCP”) was approved and adopted by CRC Services effective as of December 1, 2014.   The DCP is a non-qualified deferred compensation plan established for purposes of the assumption by CRC Services of certain liabilities under the Occidental Petroleum Corporation Modified Deferred Compensation Plan, as provided in the Employee Matters Agreement dated November 25, 2014 between CRC and Occidental Petroleum Corporation (the “Employee Matters Agreement”), and to provide eligible employees an opportunity to defer compensation.  Under the DCP, participants will be able to elect to defer a portion of their base salary and annual bonus for a given year. Each year, CRC Services will allocate an additional amount to a DCP participant’s account equal to the sum of 7% (which is immediately vested) and 12% (which is subject to a vesting schedule that requires the completion of three years of service) of the compensation deferred by the participant under the DCP for such year. Deferred amounts will earn interest based on the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency plus 2%, converted to a monthly allocation factor. Vested account balances will be payable following separation from service, or upon attainment of a specified age elected by the participant.  Each of CRC’s named executive officers will be eligible to participate in the DCP.

A copy of the DCP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Supplemental Retirement Plan II

The California Resources Corporation Supplemental Retirement Plan II (the “SRP II”) was approved and adopted by CRC Services effective as of December 1, 2014.  The SRP II was established for purposes of the assumption by CRC Services of certain liabilities under the Occidental Petroleum Corporation Supplemental Retirement Plan II, as provided for under the Employee Matters Agreement (including those obligations which relate to CRC’s named executive officers). The SRP II also provides for an employer allocation for the month of December 2014, and all account balances under the SRP II are fully vested at all times.  Account balances under the SRP II are credited with interest on a monthly basis based on the sum of 0.167% plus the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency for the monthly processing period.

A copy of the SRP II is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)     Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
	Name:	Roy Pineci
	Title:	Executive Vice President—Finance

DATED: December 2, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	California Resources Corporation Supplemental Savings Plan

10.2	California Resources Corporation Deferred Compensation Plan

10.3	California Resources Corporation Supplemental Retirement Plan II